EXHIBIT 10.36
                                    AGREEMENT

         THIS AGREEMENT is made as of the 31st day of October, 1996, by and between CHS ELECTRONICS, INC., a Florida corporation, with its principal office at 2153 N.W. 86th Avenue, Miami, Florida 33122 ("CHS") and COMTRAD, INC., a Florida corporation, with its principal office at 3620 N.E. Miami Place, Miami, Florida 33137 ("Comtrad").

                                    RECITALS:

         A. CHS, Comtrad and Comtrad Holdings, Inc. are parties to a Stock Purchase Agreement dated as of March 27, 1996 (the "Stock Purchase Agreement") pursuant to which CHS purchased from Comtrad the issued and outstanding shares of CHS Romania s.r.l., a company formed under the laws of the country of Romania ("Romania").

         B. Pursuant to the Stock Purchase Agreement, Comtrad made various representations and warranties with respect to Romania.

         C. Pursuant to Section 5.01 of the Stock Purchase Agreement, the representations and warranties of Comtrad with respect to Romania survived the signing and delivery of the Purchase and Sale Agreement for a period of three years and, pursuant to said Section, Comtrad agreed to indemnify CHS from and against the entirety of any Adverse Consequences (as said term is defined therein) that CHS might suffer resulting from a breach of any of the foregoing representations and warranties.

         D. CHS has advised Comtrad of such a breach and has made a claim for indemnification pursuant to the Purchase and Sale Agreement.

         E. The parties desire to resolve any disputes which may have arisen with respect to said claims.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Contemporaneously with the execution of this Agreement, CHS shall deliver, free and clear of any liens or encumbrances, stock certificates representing all of the issued and outstanding shares of Romania. Such certificates shall be accompanied by stock powers duly endorsed in blank.

         2. Contemporaneously with the execution of this Agreement, Comtrad shall pay to CHS the amount of Three Hundred Seventy-Five Thousand Dollars ($375,000) representing the portion of the total purchase price paid by CHS to Comtrad under the Agreement allocated to the purchase of Romania. In addition, contemporaneously with the execution of this Agreement, Comtrad shall pay to CHS the amount of One Hundred Forty-Eight Thousand Dollars ($148,000), said amount representing the losses incurred by Romania from the date of the Stock Purchase Agreement through October 31, 1996 (A) increased by the amount of any funds advanced by loan or investment by CHS to Romania and (B) decreased by the amount of (i) any

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loans or advances from Romania to CHS and (ii) any dividends or other distributions with respect to the capital stock.

         3. The parties acknowledge that it remains their intent to transfer ownership of Romania to CHS and Comtrad therefore agrees that it shall use its best efforts to resolve all matters with respect to which CHS has made claim for indemnification and that immediately upon resolution of the same, it will notify CHS. The parties further agree that CHS is hereby granted, until October 31, 1998, the right to purchase all of the issued and outstanding shares of Romania, free and clear of any claims, charges, equities, liens, security interests and encumbrances whatsoever, at a price of Three Hundred Seventy-Five Thousand Dollars ($375,000). Comtrad further agrees that from and after the date of this Agreement, it shall not convey ownership of any equity interest in Romania to any person nor shall it grant to any person the right to obtain any such interest. Comtrad further agrees to cause Romania to maintain its rights and properties intact, subject only to the right of sale of goods and services in the ordinary course of business and to the obligation of Comtrad to correct the matters as to which CHS has made claim for indemnification. Comtrad agrees that in the event that CHS exercises the option to purchase the shares of Romania, said transfer will be subject to appropriate documentation including, but not limited to, the representations and warranties with respect to Romania made in
Article II of the Stock Purchase Agreement updated, mutatis mutandis, through the date of the purchase.

         4. BROKERS. The parties agree that there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of this Agreement. The parties each agree to indemnify the other against any claim by any person for any commission, brokerage or finders' fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such person, whether express or implied from the actions of the indemnifying party.

         5. GOVERNING LAW. This Agreement shall be governed by, enforced and construed under and in accordance with the laws of the United States of America and, with respect to matters of state law, with the laws of Florida.

         6. NOTICES. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to the party, or sent to the party by recognized overnight delivery service.

         7. ATTORNEYS' FEES. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereto, the non-prevailing party shall reimburse the prevailing party for all costs, including attorneys' fees, incurred by the prevailing party in connection therewith and in enforcing or collecting any judgment rendered therein.

         8. THIRD PARTY BENEFICIARIES. This Agreement is solely between the parties hereto and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor, or any other person shall be deemed to be a third party beneficiary of this Agreement.

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         9. ENTIRE AGREEMENT. This Agreement represents the entire agreement between the parties relating to the subject matter hereof. This Agreement fully and completely expresses the agreement of the parties. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

         10. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

         11. AMENDMENT OR WAIVER. Every right and remedy provided herein shall be cumulative with ever other right and remedy, whether conferred herein, at law, or inequity, and may be enforced concurrently herewith and no waiver by any party of the performance of any obligation by the other party shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers hereunto duly authorized, as of the date first above written.

                                                 CHS ELECTRONICS, INC.

                                                 By  /S/ CRAIG TOLL
                                                     --------------------------
                                                 COMTRAD, INC.

                                                 By  /S/ ANTONIO BOCCALANDRO
                                                     --------------------------

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